UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2009

XL Capital Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 292-8515

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

XL Capital Ltd ("XL") has announced that an agreement, dated as of November 12, 2009, was entered into for the sale of XL’s stake in the Itaú-XL joint venture insurance company to Itaú Seguros S.A. ("Itaú Seg"), and for termination of the joint venture (the "Transaction").

The Transaction is expected to close in the first quarter of 2010, subject to closing conditions and regulatory approvals.

To maintain continuity for XL's insurance segment's local clients in Brazil as well as Global Program clients with operations in Brazil, a separate arrangement has been entered into by which Itaú Seg will provide insurance coverage in Brazil to these clients, after completion of the Transaction. These insurance policies will be reinsured with an XL-owned Brazilian reinsurance company as such coverage was reinsured prior to termination of the joint venture.

XL remains present in the Brazilian market with a reinsurance operation and with its Servicing Hub for Large and Multinational Insurance Clients with operations in Latin America and the Caribbean and is committed to continue to support its clients in the emerging markets of Latin America.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Capital Ltd

November 12, 2009	By:	/s/ Kirstin R. Gould

Name: Kirstin R. Gould
Title: Secretary and General Counsel